UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009 (October 15, 2009)

PHAR-MOR, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-27050	25-1466309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 39069, Solon, Ohio	44139-0069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-740-2920

20 Federal Plaza West, Youngstown, Ohio 44503
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure
As previously reported, on September 24, 2001 Phar-Mor, Inc. (the “Company”) filed voluntary petitions for bankruptcy protection, on behalf of itself and its eight operating subsidiaries, under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (Case Nos. B-01-4-4007 through B-01-4-4015).
On March 13, 2003, the United States Bankruptcy Court entered an Order Confirming First Amended Joint Plan of Liquidation (the “Plan Order”) proposed jointly by the Debtors (Phar-Mor, Inc. and its named affiliates and subsidiaries) and its Official Committee of Unsecured Creditors.
The Plan Order, among other things, approved the distribution of funds to certain classes of creditors as set forth in such Plan and provided for a Plan Effective Date of March 28, 2003. The Company paid certain administrative claims in full on March 31, 2003 along with payment of certain agreed unsecured claims in the form of an initial distribution of seven percent (7%) of the agreed amount of the unsecured claim. The Company made additional distributions of seven percent (7%), five percent (5%), three percent (3%), three percent (3%) and .5165%, respectively, of the agreed amount of unsecured claims in October 2003, April 2004, October 2004, April 2005 and August 2009.
On August 3, 2009, the United States Bankruptcy Court entered an Order (A) Authorizing the Release of Reserve Funds for Distribution to Creditors and (B) Approving the Implementation of Final Wind-Down Plan for the Closing of the Debtor’s Bankruptcy Case (the “Final Order”).
The Final Order, among other things, authorized the distribution of all of the Company’s remaining funds to unsecured creditors, except for a $100,000 reserve; and approved a plan to close the Company’s bankruptcy case, liquidate the remaining assets and wind-down the Company. The Company made a distribution to creditors holding unsecured claims in August 2009 and the United States Bankruptcy Court closed the Company’s bankruptcy case on September 29, 2009. In accordance with the Final Order, the Company continues to participate as a plaintiff or beneficiary in two pending lawsuits, one involving MasterCard/Visa (the “Visa Check/MasterMoney Antitrust Litigation”), and the other involving alleged price-fixing by pharmaceutical manufacturers (the “Brand Name Prescription Drug Antitrust Litigation”). If sufficient proceeds are received in the future from either of these lawsuits then the Company, in consultation with the Official Committee of Unsecured Creditors, expects to make distributions to creditors holding unsecured claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHAR-MOR, INC.

Dated: October 15, 2009

By: /s/ John R. Ficarro
John R. Ficarro
Chief Administrative Officer

By: /s/ Martin S. Seekely
Martin S. Seekely
Chief Financial Officer

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